EXHIBIT 10.1
EMPLOYMENT TRANSITION AGREEMENT
This Employment Transition Agreement (the “Agreement”) is entered into by and among Emile Haddad (“Executive”), Five Point Operating Company, LP, a Delaware limited partnership (the “Company”), Five Point Communities Management, Inc. (“FPCM”), and Five Point Holdings, LLC, the parent company of the Company and FPCM (“FPH,” and together with the Company and FPCM, the “Company Parties”), effective as of August 23, 2021 (the “Effective Date”). Executive, the Company, FPCM and FPH are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS
A.    Executive is the Chief Executive Officer (“CEO”), President and Chairman of the Board of Directors (the “Board”) of FPH. Executive is also the founder and an employee of FPCM.

B.    The Company Parties and Executive have agreed that Executive will be resigning his positions as CEO, President and Chairman of FPH and leaving his employment at FPCM, and will be elected as Chairman Emeritus of the Company, in recognition of his status as a founder of and for his service to FPH and so that Executive can spend more time and attention advising the Company Parties on new ventures and initiatives the Company Parties may consider pursuing within its existing communities.

C.    The Company, through its subsidiary, FPCM, desires to continue to employ Executive, and Executive desires to continue employment with the Company, through September 30, 2021 (the “Transition Date”), on the terms and conditions set forth in this Agreement.

AGREEMENT
NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Employment Period.
(a)Employment Period; At-Will Employment. During the period (the “Employment Period”) commencing on the Effective Date and ending on the Transition Date, Executive shall continue to be employed by FPCM. The Company Parties and Executive acknowledge that Executive’s employment is and shall continue to be at-will, as defined under applicable law, and that Executive’s employment with the Company Parties at any time for any or no reason, with or without notice. If Executive’s employment terminates for any reason, Executive shall not be entitled to any payments, benefits, awards or compensation other than as provided in this Agreement (it being understood that the foregoing shall not be construed to limit the rights of Executive and his related parties (including, without limitation, The Haddad Living Trust U/A dated May 2, 2007 (and amended April 12, 2012 and as further amended from time to time)) in respect of his vested equity and equity-based awards, vested employee benefits or under the Tax Receivable Agreement by and among FPH, the Company and certain other parties dated as of May 2, 2016, as amended from time to time (the “TRA”)). Executive’s employment under this Agreement shall be terminated immediately on the death of Executive.
(b)Duties and Responsibilities. During the Employment Period, Executive will continue to serve the Company Parties as an employee in the role of Chairman and Chief Executive Officer, reporting to the Board.
(c)Compensation During Employment Period. As compensation for the services to be rendered by Executive to the Company Parties during the Employment Period, Executive shall be paid the compensation and benefits:
(i)Base Salary. For the period commencing on the Effective Date and ending on the Transition Date, FPCM shall continue to pay to Executive his base salary in the same amount as currently paid to him (as of immediately prior to the date hereof) and payable in accordance with FPCM’s usual pay practices.
(ii)Annual Bonus. Subject to his continued employment through the Transition Date (except as provided in Section 2(b) below), Executive shall receive a prorated annual cash bonus for fiscal year 2021, equal to $3,750,000 (reflecting $5,000,000 multiplied by a pro-ration factor of 75%).
(iii)Fiscal 2021 Equity Award. On September 15, 2021, Executive shall be granted a restricted stock award under the Equity Plan (as defined below) pursuant to the form attached as Exhibit A.
(iv)Benefits. Executive shall be entitled to participate in benefits under the Company Parties’ benefit plans and arrangements, including, without limitation, any employee benefit plan or arrangement made available in the future by the Company Parties to their senior employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements.
(v)Expenses. The Company Parties shall reimburse Executive for reasonable out-of-pocket business expenses incurred in connection with the performance of his duties hereunder, subject to the Company’s existing policies and procedures for reimbursement of business-related expenses. In addition, the Companies Parties shall, within 30 days of the receipt of reasonable documentation related thereto, reimburse Executive for up to $15,000 in legal fees and expenses incurred by him in connection with the negotiation and execution of this Agreement, the Advisory Agreement and any related documents or arrangements.
(vi)Vacation or Paid Time Off. Executive shall be entitled to such periods of vacation or paid time off (“PTO”) each year as provided from time to time under FPCM’s vacation or PTO policy.

(vii)Equity Awards. During the Employment Period, Executive’s equity awards granted by FPH (including the awards granted pursuant to Section 1(c)(iii) above) shall continue to vest in accordance with the terms of the award agreements and the FPH Amended and Restated 2016 Incentive Award Plan (the “Equity Plan”) pursuant to which such equity awards were issued (the “Equity Plan Documents”). In addition, notwithstanding anything to the contrary in the Equity Plan Documents, from and after the Transition Date (A) Executive’s unvested equity awards shall continue to vest pursuant to the terms of the Advisory Agreement in accordance with the terms of such Equity Plan Documents (as modified by the Advisory Agreement), (B) all references to Executive’s “employment” in such Equity Plan Documents shall instead be references to Executive’s and/or his affiliate’s “service” under the Advisory Agreement and all references to Executive’s “termination of employment” shall instead be references to Executive’s and/or his affiliate’s “termination of service” as a senior advisor pursuant to the Advisory Agreement (and similar and correlative terms will have like meanings), (C) the references to “Section 13.2(d)” of the Equity Plan in Executive’s Restricted Share Agreement dated January 15, 2019 and Executive’s Restricted Share Agreement dated January 15, 2020 shall each be construed as a reference to Section 12.2(d) of the Equity Plan, and (D) the terms “Cause” and “Good Reason” for purposes of the Equity Plan Documents with Executive shall have the meanings given to such terms in the Advisory Agreement. The Equity Plan Documents governing Executive’s equity awards are hereby amended to be consistent with the foregoing.
2.Transition Date Matters.
(a)Resignations. Executive hereby agrees that, effective as of the Transition Date, he hereby resigns his positions of Chairman, President and Chief Executive Officer of each of the Company Parties (and any of their affiliates) (and any other titles or officer positions he may hold) of the Company Parties (and any of their respective affiliates and subsidiaries), including, without limitation, his position as a member of the “Executive Committee” of any joint venture to which the Company Parties (and any of their respective affiliates or subsidiaries) are a party, and shall be appointed as Chairman Emeritus of the Board. Executive shall continue to serve as a member of the Board in accordance with the organizational documents of FPH. Executive acknowledges that he shall not receive any additional compensation for his service as a Director or Chairman Emeritus, including under any non-employee director compensation program of FPH, and that his only compensation following the Transition Date shall be the amounts payable under the Advisory Agreement, provided that following the expiration or termination of the Advisory Agreement, Executive will be compensated as a non-employee director of FPH so long as he remains a Director of FPH (including pro-rated compensation for any period of service that follows the termination of the Advisory Agreement and precedes the next regularly scheduled date on which cash or equity-based compensation would otherwise be provided to non-employee directors of FPH) and under the same terms and conditions as are applicable to non-employee directors of FPH. Executive and FPH shall execute any additional documentation necessary to effectuate the foregoing.

(b)Compensation Through Transition Date. On the Transition Date, the Company Parties will issue to Executive his final paycheck, reflecting (i) his earned but unpaid base salary through the Transition Date, and (ii) all accrued, unused vacation pay or PTO due Executive through the Transition Date. In addition, as a result of his cessation of employment, Executive shall be entitled to receive all benefits, including continuation and conversion rights, provided upon cessation of employment under the Company Parties’ employee benefit plans and policies in accordance with the terms of such plans and policies. The amounts described in this Section 2(b) and Section 2(d) below are referred to as the “Accrued Obligations.”
(c)Fiscal Year 2021 Bonus. Executive shall remain eligible to receive a prorated annual bonus (as provided in Section 1(c)(ii) above) for fiscal year 2021 on the same terms and conditions as are applicable to the executive officers of FPCM (except as set forth below), which bonus will be paid at the same time as annual bonuses are paid to the executive officers of FPCM generally, but in all events prior to March 15, 2022. Such pro-rated bonus will be payable to Executive regardless of whether he is employed or otherwise providing services to the Company Parties on the payment date.
(d)Expense Reimbursements. The Company Parties will reimburse Executive for any and all reasonable and necessary business expenses incurred by Executive in connection with the performance of his job duties prior to the Transition Date, which expenses shall be submitted by Executive promptly following the Transition Date and paid by the Company Parties in accordance with the Company’s existing policies and procedures.
(e)Benefits. Executive’s entitlement to health benefits from the Company Parties, and eligibility to participate in the Company Parties’ health benefit plans, shall cease on the last day of the calendar month during which the Transition Date occurs, except to the extent Executive elects to and is eligible to receive continued healthcare coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for himself and any covered dependents. Executive’s entitlement to other benefits from the Company Parties, and eligibility to participate in the Company Parties’ other benefit plans and programs, shall cease on the Transition Date.
(f)Advisory Services Following Transition Date. Following the Transition Date, Executive and/or his affiliate shall continue to serve as a senior advisor to the Company Parties pursuant to the terms and conditions of the Advisory Agreement of even date herewith (the “Advisory Agreement”).
(g)Severance Matters. For the avoidance of doubt, the Parties acknowledge and agree that neither the execution of this Agreement nor Executive’s cessation of employment on the Transition Date will result in any payments or other obligations from the Company Parties or any of their affiliates pursuant to FPH’s Senior Management Severance and Change in Control Plan (the “Severance Plan”), and that, from and after the Transition Date, Executive will no longer be a “Participant” in the Severance Plan. In addition, the Parties acknowledge and agree that neither the execution of this Agreement nor Executive’s cessation of employment on the Transition Date will result in any accelerated vesting of any of Executive’s equity awards. However, notwithstanding anything herein to the contrary, if Executive’s employment ceases prior to September 30, 2021 as a result of (x) Executive’s termination of employment by FPCM without Cause, or (y) Executive’s death, (i) Executive shall be entitled to all payments and benefits (including continued vesting and, if applicable, the grant of the restricted shares due under Section 1(c)(iii) above) due to him hereunder as if his employment with FPCM had continued in accordance with the terms hereof through the Transition Date, and (ii) Executive shall be entitled to payment and benefits (including accelerated vesting) under the Advisory Agreement as if he commenced services under the Advisory Agreement (which, solely for this purpose of giving effect to this provision, shall be deemed to become effective as of immediately prior to such termination) and his services had ceased due to a termination of his employment by FPCM without Cause or his death, as applicable, one (1) day thereafter.
3.Warranty. Executive acknowledges that, other than the compensation set forth in Sections 1(d) and 2 above paid to him as provided therein, he has or will have received all wages, accrued but unused vacation pay or paid time off, and other compensation or benefits due to him as a result of his employment with and termination of employment with the Company Parties.
4.Indemnification and D&O Coverage. Following the Transition Date, Executive will continue to be indemnified (including provisions regarding advancement of fees and expenses) on a basis that is no less favorable than the basis on which other current directors and officers of the Companies Parties are indemnified for so long as he is potentially subject to any claim or action related to his service on the Board or as a director or officer (or in a comparable capacity) of any of the Company Parties or their affiliates. In addition, Executive will be the beneficiary of a directors and officers liability insurance that is no less favorable to Executive than the more protective of (i) the directors and officers’ liability insurance policy in effect as of immediately prior to the Effective Date and (ii) the directors and officers’ liability insurance policy in effect from time to time hereafter for senior executives and directors of the Companies Parties.
5.    Mutual Releases.
(a)    Release By Executive. In consideration of the agreements and promises set forth herein, including the payments and benefits which Executive is eligible to receive under this Agreement and the Advisory Agreement, Executive, on behalf of himself and his executors, heirs, administrators, representatives and assigns, hereby agrees to release and forever discharge the Company Parties and all predecessors, successors and their parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present investors, directors, stockholders, officers, general or limited partners, employees, attorneys, agents and representatives, and the employee benefit plans in which Executive is or has been a participant by virtue of his employment with or service to the Company Parties or any affiliate (collectively, the “Company Releasees”), from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys’ fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, “Claims”), which Executive has or may have had against such entities based on any events or circumstances arising or occurring on or prior to the date hereof or on or prior to the date hereof, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Executive’s employment by or service to the Company Parties or any affiliate. Notwithstanding the generality of the foregoing, Executive does not release any claim which, by law, may not be released, including the following claims: (i) Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law; (ii) Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company Parties or their affiliates or Claims for vested benefits under any employee benefit plan of the Companies Parties or their affiliates; (iii) Claims for indemnity under any written indemnification agreement provided by the Company to Executive, or under the bylaws of any Company Party, as provided for by California law (including California Labor Code Section 2802) or Delaware law or under any applicable insurance policy with respect to Executive’s liability as an employee, director or officer (or in a comparable capacity) of the Company Parties or their affiliates; (iv) Claims for Executive’s right to bring to the attention of the Equal Employment Opportunity Commission or the California Department of Fair Employment and Housing or any other federal, state or local government agency claims of discrimination, or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission or any other federal, state or local government agency; provided, however, that Executive does release his right to secure any damages for alleged discriminatory treatment; (v) Claims Executive may have as a unitholder in the Company or under the TRA; (vi) any Claim related to its right to enforce this Agreement or the Advisory Agreement or any other agreement referenced herein or therein and (vii) Executive’s right to communicate or cooperate with any government agency.
(b)    Release By Company Parties. In consideration of Executive complying with the terms and conditions of this Agreement, each of the Company Parties hereby waive, on behalf of itself and its representatives and assigns, predecessors, successors and their parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present investors, directors, stockholders, officers, general or limited partners, employees, attorneys, agents and representatives, and the employee benefit plans in which Executive is or has been a participant by virtue of his employment with or service to the Company Parties or any affiliate their right to any Claims it might have against Executive, his family members, representatives, successors and affiliates, related, and/or subsidiary entities (including, without limitation, trusts for the benefit of Executive and his family members), and all of their past and present investors, directors, stockholders, officers, general or limited partners, employees, attorneys, agents and representatives based upon any act or omission arising on or before the date it signs this Agreement; provided, however, that no Company Party releases (i) any Claim related to its right to enforce this Agreement or the Advisory Agreement or any other agreement referenced herein or therein, (ii) any Claims arising out of or in any way relating to Executive’s breach of fiduciary duty, willful misconduct, fraud, embezzlement or illegal conduct, and (iii) Claims that cannot be released as a matter of law.
        (c)    Release of Unknown Claims. EACH OF EXECUTIVE AND EACH COMPANY PARTY ACKNOWLEDGES THAT HE OR IT HAS BEEN ADVISED OF AND

ARE FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
    “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY, AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
    BEING AWARE OF SAID CODE SECTION, EXECUTIVE AND EACH COMPANY PARTY HEREBY EXPRESSLY WAIVES ANY RIGHTS HE OR IT MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.
6.Assignment; No Third Party Beneficiaries.
(a)    Assignment. This Agreement and the rights and duties hereunder are personal to Executive and shall not be assigned, delegated, transferred, pledged or sold by Executive without the prior written consent of the Company Parties. Executive hereby acknowledges and agrees that the Company Parties may assign, delegate, transfer, pledge or sell this Agreement and the rights and duties hereunder to any third party (a) that acquires all or substantially all of the assets of the assets of any Company Party or (b) that is the surviving or acquiring corporation in connection with a merger, consolidation or other acquisition involving any Company Party. This Agreement shall inure to the benefit of and be enforceable by the Parties, and their respective heirs, personal representatives, successors and assigns.
(b)    No Third-Party Beneficiaries. Except as provided in Section 6(a) above, (i) nothing contained in this Agreement shall create a contractual relationship with or a contractual cause of action in favor of a third party against any Party and (ii) Executive’s services under this Agreement are being performed solely for the benefit of the Company Parties, and no other party or entity shall have any contractual claim against Executive because of this Agreement or the performance or nonperformance of Services hereunder.
7.Governing Law; Venue. Any dispute, controversy, or claim of whatever nature arising out of or relating to this Agreement or breach thereof shall be governed by and interpreted under the laws of the State of California, without regard to conflict of law principles. Any suit brought hereon shall be brought in the state or federal courts sitting in Orange County, California, the Parties hereby waiving any claim or defense that such forum is not convenient or proper. Each Party hereby agrees that any such court shall have in person jurisdiction over it and consents to service of process in any manner authorized by California law.
8.Entire Agreement. This Agreement, together with the Advisory Agreement and the other agreements referenced herein and therein (including, without limitation, the Equity Plan Documents, as modified herein, and the TRA), constitutes the complete and final agreement of the Parties and supersedes any prior agreements between them, whether written or oral, with respect to the subject matter hereof, including, without limitation, any offer letter between

Executive and any Company Party. Executive hereby agrees that as of the Effective Date any other such agreement or understanding is hereby terminated and shall be of no further force or effect. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the Parties.
9.Severability. The invalidity or unenforceability of any provision of this Agreement, or any terms thereof, shall not affect the validity of this Agreement as a whole, which shall at all times remain in full force and effect.
10.Notices. All notices required or permitted to be given by one Party to the other under this Agreement shall be sufficient if sent by either certified mail return receipt requested, nationally recognized courier, email or hand delivery to the Company, at its principal executive offices, and to Executive, at his address on the payroll records of the Company, or to such other address as the Party to receive the notice has designated by notice to the other Party. All notices shall be effective (a) when delivered personally, (b) when transmitted by telecopy, electronic or digital transmission with receipt confirmed, (c) the business day when delivered by a nationally recognized courier, or (d) upon receipt if sent by certified or registered mail.
11.Execution in Counterparts. This Agreement may be executed by facsimile and in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.
12.Advice of Legal Counsel. Executive and Company Parties each hereby acknowledges that Executive has been represented by Moulton | Moore | Stella as his legal counsel and Company Parties have been represented by Latham & Watkins prior to executing this Agreement. This Agreement is the product of negotiation and preparation by and among the Parties and their respective attorneys. Neither this Agreement nor any provision thereof shall be deemed prepared or drafted by one Party or another, or its attorneys, and shall not be construed more strongly against any Party.
13.Withholding and Other Deductions; Right to Seek Independent Advice. All compensation payable to Executive hereunder shall be subject to such deductions as the Company is from time to time required to make pursuant to law, governmental regulation or order. Executive acknowledges and agrees that no Company Party nor counsel for the Company Parties has provided any legal or tax advice to Executive and that Executive is free to, and is hereby advised to, consult with a legal or tax advisor of his choosing.
14.Survival. The covenants, agreements, representations and warranties contained in or made in this Agreement shall survive the Transition Date or any termination of this Agreement.
15.Waiver. The failure of either party hereto at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party’s rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

16.Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with the applicable exemptions from Section 409A of the Internal Revenue Code (the “Code”). To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner that no payments payable under this Agreement shall be subject to an “additional tax” as defined in Section 409A(a)(1)(B) of the Code. Each series of installment payments made under this Agreement is hereby designated as a series of “separate payments” within the meaning of Section 409A of the Code. Any reimbursement of expenses or in-kind benefits payable under this Agreement shall be made in accordance with Treasury Regulation Section 1.409A-3(i)(1)(iv) and shall be paid on or before the last day of Executive’s taxable year following the taxable year in which Executive incurred the expenses. The amount of expenses reimbursed or in-kind benefits payable during any taxable year of Executive’s will not affect the amount eligible for reimbursement or in-kind benefits payable in any other taxable year of Executive’s, and Executive’s right to reimbursement for such amounts shall not be subject to liquidation or exchange for any other benefit.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

COMPANY

FIVE POINT OPERATING COMPANY, LP, a Delaware limited partnership

By:     /s/ Lynn Jochim ______________
Name:     Lynn Jochim
Title:     Chief Operating Officer

FPH

FIVE POINT HOLDINGS, LLC, a Delaware limited liability company

By:     /s/ Lynn Jochim ______________
Name:     Lynn Jochim
Title:     Chief Operating Officer

FPCM

FIVE POINT COMMUNITIES MANAGEMENT, INC., a Delaware corporation

By:     /s/ Lynn Jochim ______________
Name:     Lynn Jochim
Title:     Chief Operating Officer

EXECUTIVE
/s/ Emile Haddad
___________________________________
Emile Haddad, an individual

EXHIBIT A

RESTRICTED STOCK AWARD AGREEMENT

[Attached]

FIVE POINT HOLDINGS, LLC
AMENDED AND RESTATED 2016 INCENTIVE AWARD PLAN
RESTRICTED SHARE AGREEMENT

This Restricted Share Agreement (this “Agreement”) is made and entered into as of the date of grant set forth below (the “Date of Grant”) by and between Five Point Holdings, LLC, a Delaware limited liability company (the “Company”), and the individual named below (the “Grantee”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Five Point Holdings, LLC Amended and Restated 2016 Incentive Award Plan (the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.

Name of Grantee:    Emile Haddad

Number of Restricted Shares: 396,825

Date of Grant:    September 15, 2021

1.Grant of Restricted Shares. The Company hereby grants to the Grantee the total number of Restricted Shares set forth above as Number of Restricted Shares (the “Restricted Shares”), subject to all of the terms and conditions of this Agreement and the Plan. The Restricted Shares will not be evidenced by certificates. The Restricted Shares will be issued in book entry form, registered in the name of the Grantee, and the Share ledger of the Company shall indicate the restrictive legend described in Section 6 hereof until the restrictions on such Restricted Shares shall have lapsed.

2.Restrictions; Lapse of Restrictions.

(a)Unless and until, and then only to the extent, the restrictions on transfer of the Restricted Shares lapse as provided in Section 3 hereof, or as otherwise provided in the Plan, no transfer of the Restricted Shares or the Grantee’s rights with respect to the Restricted Shares, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Unless the Administrator determines otherwise, upon any attempt to transfer a Restricted Share or any rights in respect of a Restricted Share in contravention of the preceding sentence, such Restricted Share, and all of the rights related thereto, shall be immediately forfeited by the Grantee and transferred to, and reacquired by, the Company without consideration of any kind.

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(b)The restrictions on transfer set forth in subsection (a) above shall lapse as the Restricted Shares become vested in accordance with Section 3 hereof. Upon each lapse of restrictions relating to Restricted Shares, the Secretary of the Company shall cause the Share ledger of the Company to indicate that the restrictive legend described in Section 6 hereof no longer applies to such Restricted Shares.

3.Vesting.

(a)Subject to the remaining provisions of this Section 3, one-third (1/3rd) of the Restricted Shares shall vest on each of January 15, 2022, 2023 and 2024 (provided that, if the number of Restricted Shares is not a whole multiple of three (3), the number of Restricted Shares vesting on January 15, 2022 and 2023 shall be rounded down to the next whole number, and the remaining Restricted Shares shall vest on January 15, 2024).

(b)Except as set forth in subsection (c) below, upon termination of the Grantee’s employment or service with the Company and its Affiliates, any Restricted Shares that shall not already have vested shall be immediately forfeited by the Grantee.

    (c)    Notwithstanding anything to the contrary in this Agreement, the Restricted Shares shall be eligible to vest on an accelerated basis as set forth in that certain Advisory Agreement dated August 23, 2021 between the Grantee and Five Point Operating Company, LP (the “Advisory Agreement”), and any such accelerated vesting in the Advisory Agreement shall apply to the Restricted Shares. The terms “Cause” and “Good Reason” for purposes of this Agreement shall have the meanings given to such terms in the Advisory Agreement.

4.Rights as a Shareholder. Subject to the restrictions set forth in the Plan and this Agreement, the Grantee shall possess all incidents of ownership with respect to the Restricted Shares, including the right to receive distributions with respect to the Restricted Shares and to vote the Restricted Shares. With respect to Restricted Shares that are still subject to the restrictions set forth in Section 2 hereof, property that the Grantee is entitled to receive with respect to such Restricted Shares by reason of an event described in Section 12.2(a) of the Plan (other than cash distributions received) shall be subject to the restrictions imposed on such Restricted Shares.

5.Transfer of Unvested Shares Upon Forfeiture. The Grantee hereby authorizes and directs the Secretary of the Company, or such other person designated by the Company, to take such steps as may be necessary to cause the transfer to the Company of any Restricted Shares that are forfeited by the Grantee.

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6.Legend on Certificates. The Grantee agrees that any book entry made in respect of Restricted Shares (including Shares received as a result of stock distributions, stock splits or other forms of recapitalization) prior to the lapse of any outstanding restrictions relating thereto shall be subject to the following legend (in addition to any other legend or legends required under applicable federal and state securities laws):

THESE SHARES ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF FORFEITURE (THE “RESTRICTIONS”) AS SET FORTH IN THE FIVE POINT HOLDINGS, LLC AMENDED AND RESTATED 2016 INCENTIVE AWARD PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND FIVE POINT HOLDINGS, LLC, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY. ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF THE RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT, TRANSFER, ALIENATION, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL AND VOID AND WITHOUT EFFECT.

7.Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the Restricted Shares and this Agreement shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

8.Authority of the Administrator. The Administrator shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.

9.Governing Law. This Agreement shall be construed and administered in accordance with the laws of the State of Delaware without reference to its principles of conflicts of law.

10.Binding on Successors. The terms of this Agreement shall be binding upon the Grantee and upon the Grantee’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees.

11.Necessary Acts. The Grantee hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this

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Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

12.Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof, and supersede any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof.

13.Headings. Headings are used solely for the convenience of the parties and shall not be part of and shall not be deemed to be a limitation upon or descriptive of the contents of this Agreement.

14.Counterparts; Electronic Signature. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The Grantee’s electronic signature of this Agreement shall have the same validity and effect as a signature affixed by the Grantee’s hand.

15.Notices. Any notice provided hereunder must be in writing and mailed or delivered either (i) to the Company at the physical address listed below or (ii) to the Grantee at the Grantee’s physical address on file with the Company. Any such notice shall be deemed effective (1) upon delivery if delivered in person, (2) on the next business day if transmitted by national overnight courier (such as FedEx or UPS) and (3) on the fourth business day following mailing by first class mail.

Five Point Holdings, LLC
2000 FivePoint, 4th Floor
Irvine, California 92618
Attention: Chief Legal Officer
Either party hereto may change such party’s address for notices by notice duly given pursuant hereto.

16.Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by both of the parties hereto.

17.Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understand the terms and provision thereof, and

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accepts the Restricted Shares subject to all the terms and conditions of the Plan and this Agreement.

18.Failure to Enforce Not a Waiver. The failure of either party hereto to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

19.Agreement Not a Contract for Services. Neither the Plan, the granting of the Restricted Shares, this Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Grantee has a right to continue to provide services as an officer, director, employee, consultant or advisor of the Company or any Affiliate for any period of time or at any specific rate of compensation, or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which are hereby expressly reserved, to discharge the Grantee at any time for any reason whatsoever, with or without Cause.

20.Severability. If one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; provided, however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Agreement to be construed so as to foster the intent of this Agreement and the Plan and to avoid any such finding of invalidity, illegality or unenforceability.

21.Taxes. The Company shall require a cash payment by or on behalf of the Grantee in satisfaction of the amount of tax to be withheld from the Grantee in respect of the vesting of the Restricted Shares (or, if the Grantee makes an election under Section 83(b) of the Code, upon grant of the Restricted Shares) or alternatively, if the Grantee requests, the Administrator in its sole discretion may but shall not be required to reduce the number of Restricted Shares that otherwise would become unrestricted Shares held by the Grantee or reduce other compensation payable to the Grantee in such amount as equals the sums to be withheld from Grantee pursuant to federal, state or local tax law in respect of the vesting of the Restricted Shares (in the case of withheld Shares, measured at their Fair Market Value on the date of required withholding).

THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY ANY ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE GRANTEE’S BEHALF.

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22.Section 409A Compliance. The intent of the parties is that payments and benefits under this Agreement comply with Section 409A of the Code, to the extent subject thereto, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, the Grantee shall not be considered to have terminated employment with the Company for purposes of any payments under this Agreement which are subject to Section 409A of the Code until the Grantee would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separate identified payment for purposes of Section 409A of the Code. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement or any other arrangement between the Grantee and the Company during the six-month period immediately following the Grantee’s separation from service shall instead be paid on the first business day after the date that is six months following the Grantee’s separation from service (or, if earlier, the Grantee’s date of death). The Company makes no representation that any or all of the payments described in this Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.

FIVE POINT HOLDINGS, LLC

By:     Name: Erik Higgins
Title:    Chief Financial Officer, Vice President and Treasurer

GRANTEE

___________________________________
Emile Haddad, an individual